UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2020

LendingTree, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11115 Rushmore Drive	Charlotte	NC	28277
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (704) 541-5351

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TREE	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to and Waiver Under Credit Agreement

On July 21, 2020, LendingTree, LLC (the “Borrower”), a wholly-owned subsidiary of LendingTree, Inc., entered into a first amendment to and waiver under (the “Amendment”) the Second Amended and Restated Credit Agreement, dated as of December 10, 2019 (the “Existing Credit Agreement” and, as amended by the Amendment, the “Credit Agreement”), by and among the Borrower, as the borrower, LendingTree, Inc. (the “Company”), the lenders from time to time party thereto and Truist Bank, as administrative agent (the “Administrative Agent”).

The Credit Agreement provides a revolving credit facility (the “Revolving Credit Facility”) in the principal amount of $500 million and an option to increase the Revolving Credit Facility and/or obtain incremental term loans in an additional principal amount of up to $185 million in the aggregate, or a greater amount provided that a total consolidated senior secured debt to EBITDA ratio does not exceed 2.50 to 1.00.

The Amendment amends the Existing Credit Agreement to, among other things: (i) temporarily replace the total consolidated debt to EBITDA ratio covenant with a consolidated liquidity covenant requiring the Company and its subsidiaries to maintain unrestricted cash and cash equivalents in the United States plus amounts available and permitted to be drawn under the Revolving Credit Facility to be no less than $200 million; (ii) impose additional limitations on certain restricted payments during such temporary period; and (iii) increase the applicable margins to (x) 2.25% for loans based on the LIBO rate and (y) 1.25% for loans based on the base rate, subject to a 0.75% floor, and unused commitment fees to 0.50% under the Credit Agreement during such temporary period (collectively, the “Specified Amendments”). The Specified Amendments shall apply from the effective date of the Amendment to the earlier of (x) two business days after the Administrative Agent receives a termination notice from the Company, certifying pro forma compliance with the total consolidated debt to EBITDA ration covenant (assuming such covenant was then in effect) and certifying as to no default or event of default under the Credit Agreement and (y) two business days after the Administrative Agent receives the financial statements required under the Credit Agreement for the fiscal quarter ending June 30, 2021.

The Credit Agreement will continue to have customary affirmative and negative covenants and events of default.

The foregoing description of the material terms and conditions of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Purchase Agreement

On July 21, 2020, the Company entered into a purchase agreement (the “Purchase Agreement”) with BofA Securities, Inc., Goldman Sachs & Co. LLC and SunTrust Robinson Humphrey, Inc. as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), pursuant to which the Company agreed to issue and sell $500 million aggregate principal amount of its 0.50% Convertible Senior Notes due 2025 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were initially issued to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. In addition, pursuant to the Purchase Agreement, the Company granted the Initial Purchasers an option to purchase, for settlement within a 13-day period beginning on, and including, the date on which the Notes are first issued, up to an additional $75 million aggregate principal amount of Notes on the same terms and conditions. The Initial Purchasers exercised their option in full on July 22, 2020 and a total of $575 million aggregate principal amount of Notes were issued pursuant to the Purchase Agreement on July 24, 2020.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, among other things, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

Convertible Note Hedge Transactions

On July 21, 2020 and July 22, 2020, in connection with the pricing of the Notes and the exercise of the Initial Purchasers’ option, respectively, the Company entered into privately negotiated convertible note hedge transactions (the “Convertible Note Hedge Transactions”) with each of Bank of America, N.A., Citibank, N.A., Goldman Sachs & Co. LLC and Royal Bank of Canada, through its agent RBC Capital Markets, LLC (collectively, the “Counterparties”). Certain of the Counterparties or their affiliates are Initial Purchasers under the Purchase Agreement and/or lenders under the Credit Agreement. On July 24, 2020, the Company used approximately $63.0 million of the net proceeds from the offering of the Notes to pay the cost of the Convertible Note Hedge Transactions (after such cost was partially offset by the proceeds to the Company from the sale of the Warrants (as described below)). On July 24, 2020, the Company paid an aggregate of $124.2 million to the Counterparties for the Convertible Note Hedge Transactions. The Convertible Note Hedge Transactions cover, subject to anti-dilution adjustments substantially similar to those in the Notes, approximately 1.25 million shares of the Company’s common stock (“Common Stock”), the same number of shares initially underlying the Notes, and are exercisable upon any conversion of the Notes. The Convertible Note Hedge Transactions will expire upon the maturity of the Notes.

The Convertible Note Hedge Transactions are expected generally to reduce the potential dilution to the Common Stock upon conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of the converted Notes, as the case may be, in the event that the market price per share of Common Stock, as measured under the terms of the Convertible Note Hedge Transactions, is greater than the strike price of the Convertible Note Hedge Transactions, which initially corresponds to the initial conversion price of the Notes, or approximately $461.19 per share of Common Stock.

The Convertible Note Hedge Transactions are separate transactions, entered into by the Company with each of the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Convertible Note Hedge Transactions.

The foregoing description of the Convertible Note Hedge Transactions is qualified in its entirety by reference to the (a) form of the confirmation for the base Convertible Note Hedge Transactions entered into with each of the Counterparties on July 21, 2020, which form is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference, and (b) form of the confirmation for the additional Convertible Note Hedge Transactions entered into with each of the Counterparties on July 22, 2020, which form is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Warrant Transactions

In addition, concurrently with entering into the Convertible Note Hedge Transactions, on July 21, 2020 and July 22, 2020, the Company separately entered into privately negotiated warrant transactions, whereby on July 24, 2020, the Company sold to the Counterparties warrants (the “Warrants”) to acquire, collectively, subject to anti-dilution adjustments, approximately 1.25 million shares of Common Stock at an initial strike price of $709.52 per share, which represents a premium of 100.0% over the reported sale price of the Common Stock of $354.76 on July 21, 2020. On July 24, 2020, the Company received aggregate proceeds of approximately $61.2 million from the sale of the Warrants to the Counterparties. The Warrants were sold in private placements to the Counterparties pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

If the market price per share of the Common Stock, as measured under the terms of the Warrants, exceeds the strike price of the Warrants, the Warrants could have a dilutive effect, unless the Company elects, subject to certain conditions, to settle the Warrants in cash.

The Warrants are separate transactions, entered into by the Company with each of the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Warrants.

The foregoing description of the Warrants is qualified in its entirety by reference to the (a) form of confirmation for the base Warrants entered into with each of the Counterparties on July 21, 2020, which form is attached as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein by reference, and (b) form of confirmation for the additional Warrants entered into with each of the Counterparties on July 22, 2020, which form is attached as Exhibit 99.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture

On July 24, 2020, the Company entered into an indenture (the “Indenture”) governing the terms of the Notes, by and between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). The Notes will bear interest at a rate of 0.50% per year, payable semi-annually on January 15 and July 15 of each year, beginning on January 15, 2021. The Notes will mature on July 15, 2025, unless earlier repurchased, redeemed or converted.

The initial conversion rate of the Notes is 2.1683 shares of Common Stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $461.19 per share). The conversion rate will be subject to adjustment upon the occurrence of certain events specified in the Indenture but will not be adjusted for accrued and unpaid interest. In addition, upon the occurrence of a Make-Whole Fundamental Change (as defined in the Indenture) or if the Company delivers a notice of redemption prior to the maturity of the Notes, the Company will, in certain circumstances, increase the conversion rate by a number of additional shares described in the Indenture for a holder who elects to convert its Notes in connection with such Make-Whole Fundamental Change or to convert its Notes called for redemption in connection with such notice of redemption, as the case may be.

Prior to the close of business on the business day immediately preceding March 13, 2025, the Notes will be convertible at the option of the holders thereof only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2020 (and only during such calendar quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period in which, for each trading day of that period, the Trading Price (as defined in the Indenture) per $1,000 principal amount of Notes for such trading day was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; (3) if the Company calls such Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date, but only with respect to the Notes called for redemption; or (4) upon the occurrence of specified corporate events described in the Indenture. On or after March 13, 2025 until the close of business on the second scheduled trading day immediately preceding the maturity date of the Notes, holders of the Notes may convert all or a portion of their Notes, regardless of the foregoing conditions. Upon conversion, the Notes will be settled in cash, shares of Common Stock or any combination thereof, at the Company’s option.

The Company may not redeem the Notes prior July 20, 2023. The Company may redeem for cash all or any portion of the Notes, at the Company’s option, on or after July 20, 2023 and before the 41st scheduled trading day immediately preceding the maturity date if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides the related notice of redemption, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If the Company redeems less than all the outstanding Notes, at least $100.0 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of the relevant redemption notice date. No sinking fund is provided for the Notes.

Upon the occurrence of a Fundamental Change (as defined in the Indenture) prior to the maturity date of the Notes, holders of the Notes may require the Company to repurchase all or a portion of the Notes for cash at a price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (as defined in the Indenture).

The Notes are the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated, including the Company’s 0.625% Convertible Senior Notes due 2022; effectively junior in right of payment to any of the Company’s secured indebtedness, including borrowings under the Credit Agreement, to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The Indenture contains customary terms and covenants. If an event of default occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes, may declare 100% of the principal of and accrued and unpaid interest, if any, on all of the Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving the Company (and not involving solely one or more of the Company’s Material Subsidiaries (as defined in the Indenture)), 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable immediately. The following events are considered “events of default” with respect to the Notes, which may result in the acceleration of the maturity of the Notes:

•	the Company defaults in any payment of interest on the Notes when due and payable and the default continues for a period of 30 days;

•	the Company defaults in the payment of principal on the Notes when due and payable at the stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

•	failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for a period of three business days;

•	failure by the Company to issue a Fundamental Change Company Notice (as defined in the Indenture) or notice of a specified corporate transaction, in each case, when such notices are due pursuant to the terms of the Indenture;

•	failure by the Company to comply with its obligations under the Indenture with respect to consolidation, merger and sale of assets of the Company;

•	failure by the Company to comply with any of its other agreements contained in the Notes or the Indenture for a period of 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received;

•	default by the Company or any Material Subsidiary with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $30,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such Material Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

•	a final judgment or judgments for the payment of $30,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any Material Subsidiary, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; and

•	certain events of bankruptcy, insolvency or reorganization of the Company or any Material Subsidiary.

The foregoing description is qualified in its entirety by reference to the text of the Indenture and the Form of 0.50% Convertible Senior Notes due 2025, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Certain Initial Purchasers under the Purchase Agreement and Counterparties under the confirmations entered into in connection with the Convertible Note Hedge Transactions and the Warrants, or their affiliates, have engaged in, and may in the future engage in, other commercial dealings with the Company or its affiliates in the ordinary course of business, including in connection with the Credit Agreement. They have received, or may in the future receive, customary fees and commissions for those transactions.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

The Company issued and sold the Notes to the Initial Purchasers in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Purchase Agreement also contemplated the resale of the Notes to qualified institutional buyers in reliance on Rule 144A under and Section 4(a)(2) of the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers. The Notes, the Warrants and the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants have not been registered under the Securities Act, or any state securities laws, and the Notes, the Warrants and the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants may not be offered or sold in the United States absent registration or the availability of exemptions from the registration requirements of the Securities Act and applicable state securities laws. The Company does not intend to file a shelf registration statement for the resale of the Notes, the Warrants or the shares of Common Stock issuable upon conversion of the Notes or exercise of the Warrants. Initially, a maximum of 1,620,810 shares of the Company's common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 2.8188 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions. Initially, a maximum of 2,493,548 shares of the Company's common stock may be issued upon exercise of the Warrants, which is subject to adjustments pursuant to the terms of such Warrants.

Item 8.01. Other Events.

On July 20, 2020, the Company issued a press release announcing the commencement of the offering of the Notes. A copy of the press release is attached as Exhibit 99.6 to this Current Report on Form 8-K and is incorporated herein by reference.

On July 21, 2020, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached as Exhibit 99.7 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of July 24, 2020, between LendingTree, Inc. and Wilmington Trust, National Association.
4.2	Form of 0.50% Convertible Senior Note due 2025 (included in Exhibit 4.1).
99.1	First Amendment to and Waiver Under the Second Amended and Restated Credit Agreement, dated as of July 21, 2020, by and among the LendingTree, LLC, LendingTree, Inc., the lenders from time to time party thereto and Truist Bank.
99.2	Form of Base Convertible Note Hedge Confirmation.
99.3	Form of Additional Convertible Note Hedge Confirmation.
99.4	Form of Base Warrant Confirmation.
99.5	Form of Additional Warrant Confirmation.
99.6	Press Release, dated July 20, 2020
99.7	Press Release, dated July 21, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2020

LENDINGTREE, INC.

By:	/s/ J.D. Moriarty
J.D. Moriarty
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of July 24, 2020, between LendingTree, Inc. and Wilmington Trust, National Association.
4.2	Form of 0.50% Convertible Senior Note due 2025 (included in Exhibit 4.1).
99.1	First Amendment to and Waiver Under the Second Amended and Restated Credit Agreement, dated as of July 21, 2020, by and among the LendingTree, LLC, LendingTree, Inc., the lenders from time to time party thereto and Truist Bank.
99.2	Form of Base Convertible Note Hedge Confirmation.
99.3	Form of Additional Convertible Note Hedge Confirmation.
99.4	Form of Base Warrant Confirmation.
99.5	Form of Additional Warrant Confirmation.
99.6	Press Release, dated July 20, 2020
99.7	Press Release, dated July 21, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)